Exhibit 99.1

Warren Resources Announces New $300 Million Credit Agreement and Provides California Operational Update

NEW YORK, Dec. 16, 2011 (GLOBE NEWSWIRE) — Warren Resources, Inc. (Nasdaq:WRES), an oil and gas exploration and development company, today announced that it entered into a new credit agreement and provides a California operational update.

New Credit Agreement

On December 15, 2011, the Company entered into a new, five-year $300 million Second Amended and Restated Credit Agreement with Bank of Montreal, as Administrative Agent (the “Agent”), various other lenders named therein, and Warren Resources of California, Inc. and Warren E&P, Inc., as Guarantors (the “Credit Facility”). The Credit Facility provides for a revolving credit facility up to the lesser of: (i) $300 million, (ii) the Borrowing Base, or (iii) the Draw Limit requested by the Company. The Credit Facility matures on December 15, 2016, is secured by substantially all of Warren’s oil and gas assets, and is guaranteed by the Guarantors, which are two wholly-owned subsidiaries of the Company.

The initial Borrowing Base was increased to $130 million. The maximum amount available is subject to semi-annual redeterminations of the borrowing base in April and October of each year, based on the value of the Company’s proved oil and natural gas reserves in accordance with the lenders’ customary procedures and practices.  Both the Company and the lenders have the right to request one additional redetermination each year.

Depending on the amount outstanding and the level of borrowing base usage, the annual interest rate on each base rate loan under the Credit Facility will be, at the Company’s option, either: (a) a “LIBOR Loan”, which has an interest rate equal to the sum of the applicable LIBOR period plus the applicable “LIBOR Margin” that ranges from 1.75% to 2.75%, or (b) a “Base Rate Loan”, or any other obligation other than a LIBOR Loan, which has an interest rate equal to the sum of the “Base Rate”, calculated to be the higher of: (i) the Agent’s prime rate of interest announced from time to time, or (ii) the Federal Funds rate most recently determined by the Agent, plus one-half percent, plus an applicable “Base Rate Margin” that ranges from 0.75% to 1.75%.

The Company is subject to various covenants required by the Credit Facility, including the maintenance of the following financial ratios: (1) a minimum current ratio of not less than 1.0 to 1.0 (including the unused borrowing base and excluding unrealized gains and losses on derivative financial instruments), and (2) a minimum annualized consolidated EBITDAX (as defined in the Credit Facility) to net interest expense of not less than 2.5 to 1.0.

The Credit Agreement contains other usual and customary conditions, representations and warranties. The Credit Facility will be used primarily for working capital, capital expenditures, repayment of outstanding debt, acquisitions and other general corporate purposes.

“We are very pleased to have established this senior secured Credit Facility with Bank of Montreal,” said Timothy A. Larkin, Chief Financial Officer.  “The Credit Facility provides us with cost effective financing to assist and support the funding of our capital expenditure budget for 2012 and beyond. This includes the development of our Wilmington Field oil projects in California and our Atlantic Rim CBM gas project in Wyoming.”

California Operational Update

Wilmington Oil Field in the Los Angeles Basin in California

Based on the current drilling schedule, the Company will drill a total of 18 wells in the Wilmington Townlot Unit (“WTU”) by the end of 2011, consisting of 9 wells in the Tar formation, 4 sinusoidal horizontal wells in the Ranger formation, 4 sinusoidal horizontal wells in the Upper Terminal (“UT”) formation and 1 test well in the deeper, light-oil Ford formation.

The thirty day initial production rates for each of the 9 new Tar wells averaged approximately 180 barrels of oil per day (“BOPD”). The new Tar wells typically experience a 50% to 60% reduction in producing rates after a few months, which is a normal decline at current reservoir pressure. Upon securing additional water injection permits from the California Division of Oil, Gas and Geothermal Resources (“DOGGR”), we expect decline rates to improve and be lower than current rates. The first three new UT wells averaged approximately 50 BOPD. The fourth UT well is currently being placed on production.  Initial production rates for the first three new Ranger wells averaged approximately 75 BOPD. Drilling will commence on the fourth Ranger well shortly. The new Ford well has averaged 50 BOPD, since being placed on production on November 17, 2011.

The Company plans to release the second drilling rig at the WTU in the next seven to ten days. This third-party rig was mobilized and operational in mid-September and drilled five wells. Warren will contract for a rig for the Company’s North Wilmington Unit (“NWU”) to commence drilling when sufficient water injection permits have been received from DOGGR to handle the anticipated increase in both oil and water production. Additionally, in the first quarter of 2012, the Company will begin performing a 3-D seismic survey of the WTU and NWU geological formations at a cost of approximately $3.6 million.

As earlier reported, Warren received approval from the DOGGR on June 10, 2011 to commence injecting water into a Tar formation injection well. However, the DOGGR continues to be slow in approving new water injection well permits for all operators in California. As a result, the Company has elected to temporarily shut-in approximately 8% to 10% of its water production (along with approximately 150 to 200 BOPD) during the month of December 2011 in order to maintain proper reservoir pressure control. Permit applications for several of our Ranger and Tar water injection wells are currently being reviewed by the DOGGR.

In 2012, the Company plans to continue developing its three shallow, heavy oil reservoirs at the WTU and NWU.  Warren will also add a fourth reservoir (the deeper light oil Ford reservoir) to its development plans.

For October and November 2011, the Company produced an average of 2,620 net BOPD from the WTU and NWU. Current net oil production from both units is approximately 2,730 BOPD.  Warren estimates its total net oil production for the fourth quarter 2011 will be from 245,000 to 250,000 barrels. Production estimates have been reduced due to wells being shut in for water control near the end of this year. The Company’s 2012 production and capital expenditure guidance will be provided in February 2012.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors can and will cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. Some factors that could cause actual results to differ materially from those in the forward-looking statements, include, but are not limited to, changes in oil and gas prices, the availability of capital and credit market conditions, changes in expected levels of oil and gas reserve estimates and production estimates, the timing and results of drilling and other development activities, operating hazards, unsuccessful exploratory activities, planned capital expenditures, unexpected cost increases, the availability and cost of obtaining equipment and technical personnel, risks associated with the availability of acceptable transportation arrangements and the possibility of unanticipated operational problems, governmental and environmental regulations and permitting requirements and delays, potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation;  delays in completing production, treatment and transportation facilities, higher than expected development and production costs and other expenses, and general domestic and international economic and political conditions, as well as changes in tax, environmental and other laws applicable to our business. All forward-looking statements are made only as of the date hereof and, unless legally required, the Company undertakes no obligation to update any such statements, whether as a result of new information, future events or otherwise. Further information on risks and uncertainties that may affect Warren’s operations and financial performance, and the forward-looking statements made herein, is available in the Company’s public filings with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

About Warren Resources

Warren Resources, Inc. is an independent energy company engaged in the exploration, development and production of domestic oil and natural gas reserves. Warren’s activities are primarily focused on oil in the Wilmington field in California and natural gas in the Washakie Basin in Wyoming.